UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2014

CHS Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000
Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The CHS Board of Directors approved final plans for the approximately $3 billion project at its September meeting. Groundbreaking will take place following completion of additional details, with the plant intended to be fully operational in the first half of calendar 2018. When complete, the plant will employ 160-180 people.

The CHS fertilizer plant will produce more than 2,400 tons of ammonia daily which will be further converted to urea, UAN and Diesel Exhaust Fuel (DEF). The majority of the nitrogen products from the plant will serve farmer-owned cooperatives and independent farm supply retailers within a 200-mile radius of the plant in the Dakotas, parts of Minnesota, Montana and Canada.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99.1    CHS Inc. Press Release dated September 5, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

September 5, 2014	By:	/s/ Timothy Skidmore

Name: Timothy Skidmore
Title: Executive Vice President and Chief Financial Officer